UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2015

INDEPENDENT BANK CORP.
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Office Address: 2036 Washington Street, Hanover, Massachusetts Mailing Address: 288 Union Street, Rockland, Massachusetts	02339 02370
(Address of principal executive offices)	(Zip Code)

(718) 878-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17         CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17         CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

Closing of Merger

As previously disclosed on August 5, 2014, Independent Bank Corp. (“Independent”), the parent of Rockland Trust Company (“Rockland Trust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Independent, Rockland Trust, Peoples Federal Bancshares, Inc. (“Peoples”), and Peoples Federal Savings Bank (“PFSB”) pursuant to which Independent would acquire Peoples and Rockland Trust would acquire PFSB, the wholly-owned bank subsidiary of Peoples (the “Merger”). The legal closing of the transactions contemplated by the Merger Agreement occurred on February 20, 2015, and the Merger was effective as of 11:59 p.m. on that date (the “Effective Time”). As of the Effective Time, Peoples was merged with and into Independent, with Independent the surviving entity, and PFSB was merged with and into Rockland Trust, with Rockland Trust the surviving entity.

Under the terms of the Merger Agreement, each share of Peoples common stock was converted at the Effective Time into the right to receive either (i) $21.00 in cash or (ii) 0.5523 of a share of Independent common stock. The Merger Agreement provides that 60% of the aggregate merger consideration must consist of shares of Independent common stock and 40% of the aggregate merger consideration must consist of cash. Each holder of a vested or unvested option to purchase Peoples common stock received a cash payment in settlement of such options.

Results of Merger Consideration Elections and Pro-rations

The results of the elections made by Peoples stockholders pursuant to the Merger Agreement as to the form of consideration to be received due to the Merger are as follows:

•
Stock Elections: Stock elections were oversubscribed and therefore subject to the pro-ration calculations specified in the Merger Agreement, so that in the aggregate 60% of the shares of Peoples common stock outstanding immediately prior to the Merger were converted into shares of Independent common stock and the remaining 40% of the shares of the Peoples common stock outstanding immediately prior to the Merger were converted into the right to receive $21.00 in cash, without interest. Due to the pro-ration required by the oversubscription of stock elections, Peoples stockholders who validly elected to receive stock will receive 0.5523 of a share of Independent common stock for 82.118428% of their shares and $21.00 in cash, without interest, for 17.881572% of their shares.

•
Non-Elections: Peoples stockholders who validly elected either the “No Preference” choice or who did not make a valid election will receive $21.00 in cash, without interest, for each share of Peoples common stock held immediately prior to the Merger.

•
Cash Elections: Peoples stockholders who validly elected to receive all cash will receive $21.00 in cash, without interest, for each share of Peoples common stock with respect to which that election was made.

Under the terms of the Merger Agreement, cash will be issued in lieu of fractional shares. Each Peoples stockholder who would otherwise have been entitled to receive a fraction of a share of Independent common stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled to receive by (ii) $39.92, which was the volume-weighted average trading price of a share of Independent common stock on The Nasdaq Global Select Market, as reported by Bloomberg L.P., for the five consecutive trading days ending on the fifth trading day immediately preceding the closing date of the Merger, rounded to the nearest whole cent.

As a result of the elections and pro-ration described above, Peoples stockholders will receive an aggregate of 2,052,137 shares of Independent common stock and an aggregate of $52,021,578 in cash, which does not include cash in lieu of fractional shares. Independent now has, including the shares issued in connection with the acquisition, 26,122,006 shares of common stock outstanding.

A copy of the news release announcing the completion of the Merger and the appointment of a new director is attached as Exhibit 99.1 and incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Merger Agreement, the Board of Directors of Independent appointed Maurice H. Sullivan, Jr. a member of its Board of Directors and, as is the case for all other directors who are not permanent members of the Board’s Executive Committee, also as a rotating member of the Executive Committee of the Board as of the Effective Time. As a non-employee Director of Independent, Mr. Sullivan will participate in equity awards pursuant to Independent’s 2010 Non-Employee Director Stock Plan on the same terms and conditions as other non-employee directors. As a newly appointed non-employee director, Mr. Sullivan shall also be granted a Non-Statutory Option to purchase 5,000 shares of Independent’s common stock on the first anniversary of his election to the Board pursuant to Independent’s 2010 Non-Employee Director Stock Plan.

In connection with the Merger, Rockland Trust is a successor in interest to PFSB with respect to a Director Retirement Agreement, dated as of November 29, 2004 and amended on December 16, 2008 and April 14, 2011 (the “Director Retirement Agreement”), by and between PFSB and Mr. Sullivan, and will assume and discharge the obligations of PFSB under the Director Retirement Agreement. The Director Retirement Agreement provides for the annual payment of $80,455 to Mr. Sullivan for a period of twenty years following his termination of service on the Board of Directors as a result of a change in control (as defined in the agreement), disability, death, or for any reason other than an approved leave of absence or a termination for cause (as defined in the agreement). The Director Retirement Agreement contains a customary non-competition clause that voids any payments to Mr. Sullivan if he competes within twelve (12) months following his termination of service on the Board of Directors.

A copy of the news release announcing the completion of the Merger and the appointment of a new director is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits
The following Exhibit is filed as part of this report:

Exhibit Number	Description
99.1	News Release of Independent Bank Corp., dated February 20, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANK CORP.

February 23, 2015	By:	/s/ Edward H. Seksay

Edward H. Seksay
General Counsel